UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2009
(Date of earliest event reported)

MICROS SYSTEMS, INC

(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 8 - Other Events

8.01 Other Events.

At a meeting of its Board of Directors on August 25, 2009, MICROS Systems, Inc., appointed two new Executive Vice Presidents:

Kaweh Niroomand, who first started with a subsidiary of MICROS in 1995, and has had positions of increasing responsibility in Europe, was appointed as MICROS’s Executive Vice President, EAME Region (Europe, Africa, and Middle East).  In that capacity, Mr. Niroomand will oversee and be responsible for all operations in the EAME region.

Stefan Piringer, who first started with a subsidiary of MICROS in 1994, and has had positions of increasing responsibility in Asia, was appointed as MICROS’s Executive Vice President, Asia Pacific Region.  In that capacity, Mr. Piringer will oversee and be responsible for all operations in the Asia-Pacific region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2009	MICROS Systems, Inc.
(Registrant)

By: /s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer